SECOND AMENDMENT TO STOCK SALE AGREEMENT

THIS SECOND AMENDMENT (the “Second Amendment”) is made effective as of November 18, 2008 by and between Sunwin International Neutraceuticals, Inc., a Nevada corporation, (“Sunwin International”) and Shandong Shengwang Group Co., Ltd. a limited liability company organized under the laws of the Peoples Republic of China (“Shandong Shengwang”).  Sunwin International and Shandong Shengwang may collectively be referred to as the “Parties”.

BACKGROUND

A. Shandong Shengwang and Sunwin International are the parties to that certain Stock Sale and Purchase Agreement dated as of June 30, 2008 (the "Agreement");

B. The Agreement was amended as of September 2, 2008 (the “Amendment”) to adjust the Purchase Price of the Qufu Shengwang Interest to reflect a reduction in the net tangible assets of Qufu Shengwang from $11,693,666 to $10,334,022 as a result of the application of generally accepted accounting principles in the United States (“US GAAP”) required to eliminate the difference between the fair market value and cost basis of the land use rights that were recorded by Qufu Shengwang in its financial statements prior to completion of an audit to its financial statements as of April 30, 2008;

C.  Subsequent to the Amendment, Qufu Shengwang adjusted its balance sheet to eliminate certain inventory in the amount of $698,115 and a patent that was included in its intangible assets valued at $2,924,489 (the “Balance Sheet Adjustments”) resulting in net assets in Qufu Shengwang of $6,711,418 as of April 30, 2008; and

D.  As a result of the Balance Sheet Adjustments and to clarify that the reference to "net tangible assets" in the Agreement and the Amendment was intended to refer to "net assets", the parties agreed to amend certain parts of the Agreement and the Amendment as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Agreement, the Amendment and the Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 1 of the Amendment is hereby deleted in its entirety and replaced with the following:

1.              CONSIDERATION

(a)  Subject to the terms and conditions of this Agreement, Sunwin International shall acquire a number of shares of Sunwin International’s Common Stock (the “Revised Purchased Shares”) calculated by dividing: (i) $4,026,851, which is equal to 60% of the value of the net assets of Qufu Shengwang of $6,711,418 as of April 30, 2008 after giving effect to the Balance Sheet Adjustments and as determined by an independent audit prepared in accordance with US GAAP; by (ii) the average closing price of Sunwin International’s common stock on the OTC Bulletin Board over the 20 day period preceding the date of this Amendment which amount is $0.21 (the “Revised Purchase Price”).  Within 20 days from the date of the Second Amendment, Shandong Shengwang agrees to cancel a total of 10,350,296 shares of Sunwin International’s common stock which represents the difference between 29,525,776 (the Purchased Shares as set forth in the Amendment) and 19,175,480 (the Revised Purchased Shares provided for in the Second Amendment).  In addition, Sunwin International will refund to Shandong Shengwang the sum of $2,173,562 which represents the difference between $6,200,413 (the Purchase Price set forth in the Amendment) and $4,026,851 (the Revised Purchase Price set forth in the Second Amendment).

2.
This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.  Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Shandong Shengwang Group Co., Ltd.	Sunwin International Neutraceuticals, Inc.
By: /s/ Xia Li	By: Xia Li
Name: Xia Li	Name: Xia Li
Title: General Manager	Title: General Manager